EXHIBIT 4.01

                              As of March 10, 2003

Volt Information Sciences, Inc.
560 Lexington Avenue
15th Floor
New York, N.Y. 10022

Ladies and Gentlemen:

            Reference is made to a certain Credit Agreement dated as of April 12, 2002, (the "Agreement"), among you, Gatton Volt Consulting Group Limited, the various Guarantors named therein, the various Lenders named therein and JPMorgan Chase Bank as Administrative Agent. Unless otherwise provided herein, terms defined in the Agreement shall be used herein with the same meaning.

            The Domestic Borrower has requested that the Required Lenders waive, effective as of February 2, 2003, the Domestic Borrower's obligation to comply with Section 6.10(b) of the Agreement, solely for the fiscal quarter ending February 2, 2003. As an inducement to granting the requested waiver, the Domestic Borrower, by the signature of its officer below, does hereby represent and warrant that upon the effectiveness of the waiver requested herein there currently exists no Default or Event of Default.

            Subject to (i) the condition that earnings before interest and taxes (calculated on a consolidated basis for the Domestic Borrower and its Subsidiaries) for the three-month period ending February 2, 2003 shall, if a negative amount, not be a larger negative amount than $(6,400,000), and (ii) the other conditions set forth below, the Lenders signing below (on counterparts of this letter) hereby agree to waive the requirement that the Domestic Borrower comply with Section 6.10(b) of the Agreement for the fiscal quarter ending February 2, 2003.

            This waiver does not constitute a waiver of or amendment to any other provision of the Agreement or of any of the other Credit Documents, or a waiver of or amendment to any other right, power or privilege of the Administrative Agent or any of the Lenders thereunder, or of any present or future Default. Accordingly, except as specifically waived hereinabove, each and every term, covenant and condition of the Agreement and of all of the other Credit Documents are hereby confirmed to be in full force and effect.

            The foregoing waiver shall become effective as of February 2, 2003 provided that, on or before March 10, 2003, the Administrative Agent shall have received counterparts of this letter countersigned and delivered by each of the Borrowers and the Guarantors, and by the Required Lenders. By countersigning this letter, the Borrowers and the Guarantors hereby agree, among other things, that (i) the Lenders signing below will be paid a waiver fee as indicated in a separate letter from the Domestic Borrower to JPMorgan Chase Bank dated March 10, 2002, and (ii) there exists no offset, defense or counterclaim of any kind whatsoever to any of their obligations under the Agreement and the other Credit Documents.

            Additionally, this letter will confirm that beginning with the Borrowing Base Certificate to be delivered on or before March 14, 2003 pursuant to Section 5.01(e) of the Agreement, Borrowing Base Certificates shall be in the form annexed to this letter.

       This letter supersedes entirely any other or prior letter agreement providing for the same waiver for the same period.

                     [Rest of page deliberately left blank]


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

            If this letter accurately reflects the understanding of the Borrowers and the Guarantors with respect to the aforesaid waiver request and the other matters covered hereby, please acknowledge the Borrowers' and the Guarantors' acceptance hereof by returning to the Administrative Agent an executed copy of this waiver letter.

                                      Very truly yours,

                                        JPMORGAN CHASE BANK,
                                        as a Lender

                                        By: /s/ Cynthia Lash
                                            ------------------------------------
                                        Name: Cynthia Lash
                                        Title: Vice President


                                        MELLON BANK, N.A.,
                                        as a Lender

                                        By: /s/ Marla A DeYulis
                                            ------------------------------------
                                        Name: Marla A. DeYulis
                                        Title: Lending Officer


                                        WELLS FARGO BANK, N.A.,
                                        as a Lender

                                        By: /s/ Lori Ross
                                            ------------------------------------
                                        Name: Lori Ross
                                        Title: Vice President


                                        LLOYD TSB BANK PLC,
                                        as a Lender

                                        By: /s/ Windsor R. Davies
                                            ------------------------------------
                                        Name: Windsor R. Davies
                                        Title: Vice President,
                                               Corporate Banking, USA

                                        By: /s/ Richard M. Heath
                                            ------------------------------------
                                        Name: Richard M. Heath
                                        Title: Vice President,
                                               Corporate Banking, USA:

ACCEPTED AND ACKNOWLEDGED:

VOLT INFORMATION SCIENCES, INC.
(a New York corporation)

By: /s/ James J. Groberg
    -----------------------------
Name: James J. Groberg
Title: Senior Vice President


GATTON VOLT CONSULTING GROUP
LIMITED (a United Kingdom corporation)

By: /s/ Howard B. Weinreich
    -----------------------------
Name: Howard B. Weinreich
Title: Director


VOLT DELTA RESOURCES, INC.
(a Nevada corporation)

By: /s/ Ludwig M. Guarino
    -----------------------------
Name: Ludwig M. Guarino
Title: Treasurer


DATANATIONAL, INC.
(a Delaware corporation)

By: /s/ Ludwig M. Guarino
    -----------------------------
Name: Ludwig M. Guarino
Title: Treasurer

[Countersignatures continue on next page]


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

VOLT TELECOMMUNICATIONS
GROUP, INC., (a Delaware corporation)

By: /s/ Ludwig M. Guarino
    -----------------------------
Name: Ludwig M. Guarino
Title: Treasurer


VOLT INFORMATION SCIENCES
FUNDING, INC., (a Delaware corporation)

By: /s/ Ludwig M. Guarino
    -----------------------------
Name: Ludwig M. Guarino
Title: Treasurer


VOLT DIRECTORIES S.A., LTD
(a Delaware corporation f/k/a/ a Volt-Autologic
Directories S.A., Ltd.)

By: /s/ Ludwig M. Guarino
    -----------------------------
Name: Ludwig M. Guarino
Title: Treasurer


DATANATIONAL OF GEORGIA, INC.
(a Georgia corporation)

By: /s/ Ludwig M. Guarino
    -----------------------------
Name: Ludwig M. Guarino
Title: Treasurer


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